Exhibit (n)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 9, 2009, with respect to the consolidated financial statements of Fifth Street Finance Corp. contained in the Prospectus Supplement dated January 23, 2012, to the Registration Statement on Form N-2 (File No. 333-166012) and the Prospectus, dated March 31, 2011. We consent to the use of the aforementioned report in the Prospectus Supplement to the Registration Statement on Form N-2 and Prospectus.

/s/ GRANT THORNTON LLP

New York, New York

January 23, 2012